UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2018

MYnd Analytics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26522 La Alameda, Suite 290

Mission Viejo, CA 92691

(Address of principal executive offices)

(949) 420-4400

(Company's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§ 230-405 of this chapter) or Rule 12v-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Mynd Analytics, Inc. (the "Company") held its 2018 Annual Meeting of Stockholders on April 4, 2018 (the “2018 Annual Meeting”). As of the February 13, 2018 record date, there were 4,363,061 shares of common stock outstanding and entitled to notice of and to vote at the 2018 Annual Meeting. The holders of the Company’s common stock voted to elect each of the following directors to serve until the next annual meeting and until their successor is elected and qualified:

Director	Votes For	Votes Withheld	Broker Non-Votes
Robin L. Smith, M.D.	2,422,077	168,005	0
Geoffrey E. Harris	2,418,970	171,112	0
John Pappajohn	2,419,020	171,062	0
Michal Vortuba	2,419,220	170,862	0
Peter Unanue	2,419,219	170,863	0

At the 2018 Annual Meeting, the Company’s stockholders also voted on the following proposal:

Proposal	For	Against	Abstain
To amend the Company’s 2012 Omnibus Incentive Compensation Plan ( the “2012 Plan”) to increase (i) the total number of shares of Common Stock available for grant under the 2012 Plan (subject to the overall limited described in clause (ii) below) from 1,072,500 shares to an aggregate of 1,500,000 shares and (ii) the aggregate limitation on the authorization shares available for grant under the 2012 Plan, following any increases pursuant to the Evergreen Provision, form 1,570,248 shares to 2,200,000 shares.	2,159,481	184,477	246,124

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYND ANALYTICS, INC.

April 9, 2018	By:	/s/ Donald D'Ambrosio
Name: Donald D'Ambrosio
Title: Chief Financial Officer